Exhibit 99.1

E V E R C O R E

EVERCORE REPORTS FIRST QUARTER 2016 RESULTS;

QUARTERLY DIVIDEND OF $0.31 PER SHARE

Highlights

•	First Quarter Financial Summary

•	U.S. GAAP Net Revenues of $257.7 million, up 8% compared to Q1 2015

•	U.S. GAAP Net Income Attributable to Evercore Partners Inc. of $5.3 million, up 24% compared to Q1 2015, or $0.12 per share, up 20% compared to Q1 2015

•	Record First Quarter Adjusted Pro Forma Net Revenues of $257.2 million, up 8% compared to Q1 2015; 11% after adjusting for the deconsolidation of an Investment Management affiliate

•	Record First Quarter Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. of $32.8 million, up 10% compared to Q1 2015, or $0.63 per share, up 13% compared to Q1 2015

•	Investment Banking

•	Advising clients on significant transactions globally, including:

•	Abbott Laboratories on its $8.4 billion acquisition of Alere Inc.

•	ArcelorMittal, the world’s largest steel producer, on the sale of three steel facilities in the U.S.

•	Nuance Communications Inc. on its repurchase of common stock from Carl Icahn and certain of his affiliates

•	EFH on the largest ongoing U.S. bankruptcy

•	Hired three Advisory SMDs - Bill Anderson to lead our activist and strategic shareholder advisory practice, Jim Renwick to lead our European ECM advisory practice and Dan Ward to be a senior banker in our Energy practice

•	Hired Tom Gallagher, an Institutional Investor #2 ranked Insurance analyst, to broaden our equity research capabilities

•	Investment Management

•	Assets Under Management in consolidated businesses were $8.5 billion

•	Issued $170.0 million of fixed rate senior notes during the quarter through a private placement, using a portion of the proceeds to repay the outstanding variable rate senior notes with Mizuho

•	The Board refreshed the share buyback program, which now has a maximum of $450 million (7.5 million shares) authorized for repurchase

•	Returned $123.1 million of capital to shareholders during the quarter through dividends and repurchases, including repurchases of 2.3 million shares at an average price of $46.61. Quarterly dividend of $0.31 per share

NEW YORK, April 27, 2016 – Evercore Partners Inc. (NYSE: EVR) today announced that its U.S. GAAP Net Revenues were $257.7 million for the quarter ended March 31, 2016, an increase of 8% compared to $238.0 million for the quarter ended March 31, 2015. U.S. GAAP Net Income Attributable to Evercore Partners Inc. for the first quarter was $5.3 million, or $0.12 per share, compared to $4.3 million, or $0.10 per share, a year ago.

Adjusted Pro Forma Net Revenues were $257.2 million for the quarter ended March 31, 2016, an increase of 8% compared to $238.2 million for the quarter ended March 31, 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Adjusted Pro Forma Net Revenues would have increased 11% compared to the first quarter of 2015. Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. was $32.8 million for the first quarter, up 10% compared to $29.7 million a year ago. Adjusted Pro Forma earnings per share was $0.63 for the quarter, up 13% in comparison to the prior year period.

The U.S. GAAP trailing twelve-month compensation ratio of 64.8% compares to 61.8% for the same period in 2015. The U.S. GAAP compensation ratio for the three months ended March 31, 2016 was 69.8%, compared to 68.5% for the quarter ended March 31, 2015. The Adjusted Pro Forma compensation ratio for the trailing twelve months was 57.8%, compared to 58.6% for the same period in 2015. The Adjusted Pro Forma compensation ratio for the current quarter was 57.6%, compared to 57.4% for the quarter ended March 31, 2015.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“Evercore’s record first quarter results mark a strong start to 2016, with revenues and earnings up 11% and 10%, respectively, over last year on a comparable basis. We continue to benefit from a unique environment in which our restructuring activity is robust in energy and commodities sensitive sectors, while at the same time, our M&A pipeline remains strong in healthcare; technology, media and telecommunications; financial services and other sectors. While equity markets were challenging for ECM activity in the quarter, market volatility and strong client service helped Evercore ISI grow secondary revenues 8% year over year,” said Ralph Schlosstein, President and Chief Executive Officer. “In the first quarter we returned $123.1 million of capital to shareholders through dividends and repurchases, substantially offsetting the dilution of shares granted related to 2015 annual bonuses.”

“We remain focused on adding talent and expanding our capabilities, and have done so this quarter with the addition of four new Senior Managing Directors in Investment Banking. Bill Anderson joined us from Goldman Sachs, bringing his expertise in activism, shareholder defense and strategic shareholder matters; Jim Renwick now leads our new ECM advisory team in Europe; Dan Ward joins us from Deutsche Bank to be a senior banker in our energy advisory practice; and Tom Gallagher, an Institutional Investor #2 ranked Insurance analyst, broadens our equity research capabilities. We will continue to assure we have the best resources in the market to address clients’ needs by recruiting or promoting talented individuals, expanding and deepening our advisory capabilities and broadening and deepening our research coverage,” said Roger C. Altman, Executive Chairman.

Consolidated U.S. GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Net Revenues	$257,713	$408,243	$237,983	(37%)	8%
Operating Income	$16,125	$74,663	$10,998	(78%)	47%
Net Income Attributable to Evercore Partners Inc.	$5,318	$20,602	$4,300	(74%)	24%
Diluted Earnings Per Share	$0.12	$0.45	$0.10	(73%)	20%
Compensation Ratio	69.8%	62.3%	68.5%
Operating Margin	6.3%	18.3%	4.6%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Net Revenues	$257,203	$404,129	$238,159	(36%)	8%
Operating Income	$54,670	$109,831	$50,473	(50%)	8%
Net Income Attributable to Evercore Partners Inc.	$32,815	$64,717	$29,725	(49%)	10%
Diluted Earnings Per Share	$0.63	$1.22	$0.56	(48%)	13%
Compensation Ratio	57.6%	58.6%	57.4%
Operating Margin	21.3%	27.2%	21.2%

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is an unaudited non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and then those results are adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. For more information about the Adjusted Pro Forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an Adjusted Pro Forma basis, see pages A-2 through A-12 included in Annex I. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management.

Business Line Reporting

Investment Banking

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$240,626	$384,111	$217,638	(37%)	11%
Other Revenue, net	(913)	(71)	(1,058)	NM	14%

Net Revenues	239,713	384,040	216,580	(38%)	11%

Expenses:
Employee Compensation and Benefits	169,718	241,389	148,640	(30%)	14%
Non-compensation Costs	57,574	65,283	52,669	(12%)	9%
Special Charges	—	—	2,290	NM	NM

Total Expenses	227,292	306,672	203,599	(26%)	12%

Operating Income	$12,421	$77,368	$12,981	(84%)	(4%)

Compensation Ratio	70.8%	62.9%	68.6%
Operating Margin	5.2%	20.1%	6.0%

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Net Revenues:
Investment Banking Revenues	$236,432	$376,872	$213,972	(37%)	10%
Other Revenue, net	565	1,081	692	(48%)	(18%)

Net Revenues	236,997	377,953	214,664	(37%)	10%

Expenses:
Employee Compensation and Benefits	137,959	223,839	122,105	(38%)	13%
Non-compensation Costs	50,383	51,283	45,630	(2%)	10%

Total Expenses	188,342	275,122	167,735	(32%)	12%

Operating Income	$48,655	$102,831	$46,929	(53%)	4%

Compensation Ratio	58.2%	59.2%	56.9%
Operating Margin	20.5%	27.2%	21.9%

For the first quarter, Evercore’s Investment Banking segment reported Net Revenues of $237.0 million, which represents an increase of 10% year-over-year. Operating Income of $48.7 million increased 4% from the first quarter of last year. Operating Margins were 20.5% in comparison to 21.9% for the first quarter of last year.

Revenues

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Advisory Fees	$175,908	$304,383	$155,136	(42%)	13%
Commissions and Related Fees	57,218	63,866	53,068	(10%)	8%
Underwriting Fees	3,306	8,623	5,768	(62%)	(43%)

Total Investment Banking Revenue	$236,432	$376,872	$213,972	(37%)	10%

During the quarter, Investment Banking earned advisory fees from 173 client transactions (vs. 151 in Q1 2015) and fees in excess of $1 million from 41 client transactions (vs. 35 in Q1 2015).

During the first quarter of 2016, Commissions and Related Fees of $57.2 million increased 8% from last year. Underwriting Fees of $3.3 million for the three months ended March 31, 2016 decreased 43% versus the prior year.

Evercore ISI, our U.S. equities business, reported Net Revenues of $58.3 million, including allocated U.S. underwriting revenues of $1.2 million for the three months ended March 31, 2016. Operating Margins in the first quarter were 19.7%, compared to 15.2% in the first quarter of 2015. Operating margins as contemplated for the performance targets of the Class G and H LP Interests, giving effect to just Commissions and Related Fees, for the three months ended March 31, 2016 were consistent with those assumed at the time of the closing of the transactions.

Expenses

Compensation costs were $138.0 million for the first quarter, an increase of 13% year-over-year. The trailing twelve-month compensation ratio was 58.4%, down from 58.9% a year ago. Evercore’s Investment Banking compensation ratio was 58.2% for the first quarter, up versus the compensation ratio reported for the three months ended March 31, 2015 of 56.9%.

Non-compensation costs for the current quarter were $50.4 million, up 10% from the same period last year. The increase in non-compensation costs versus the same period in the prior year reflects the addition of personnel within most parts of the business, increased new business costs associated with higher levels of global transaction activity and higher professional fees. The ratio of non-compensation costs to net revenue for the current quarter was 21.3%, flat compared the same quarter last year.

Investment Management

	U.S. GAAP
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$18,429	$24,731	$22,081	(25%)	(17%)
Other Revenue, net	(429)	(528)	(678)	19%	37%

Net Revenues	18,000	24,203	21,403	(26%)	(16%)

Expenses:
Employee Compensation and Benefits	10,197	13,141	14,486	(22%)	(30%)
Non-compensation Costs	4,099	6,122	5,552	(33%)	(26%)
Special Charges	—	7,645	3,348	NM	NM

Total Expenses	14,296	26,908	23,386	(47%)	(39%)

Operating Income (Loss)	$3,704	$(2,705)	$(1,983)	NM	NM

Compensation Ratio	56.7%	54.3%	67.7%
Operating Margin	20.6%	(11.2%)	(9.3%)

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Net Revenues:
Investment Management Revenues	$19,965	$26,002	$23,220	(23%)	(14%)
Other Revenue, net	241	174	275	39%	(12%)

Net Revenues	20,206	26,176	23,495	(23%)	(14%)

Expenses:
Employee Compensation and Benefits	10,197	13,141	14,486	(22%)	(30%)
Non-compensation Costs	3,994	6,035	5,465	(34%)	(27%)

Total Expenses	14,191	19,176	19,951	(26%)	(29%)

Operating Income	$6,015	$7,000	$3,544	(14%)	70%

Compensation Ratio	50.5%	50.2%	61.7%
Operating Margin	29.8%	26.7%	15.1%
Assets Under Management (in millions) (1)	$8,455	$8,168	$14,033	4%	(40%)

(1)	Assets Under Management reflect end of period amounts from our consolidated subsidiaries and therefore exclude AUM of $5,090 million and $5,297 million from Atalanta Sosnoff at March 31, 2016 and December 31, 2015, respectively, following the restructuring of our investment on December 31, 2015.

For the first quarter, Investment Management reported Net Revenues and Operating Income of $20.2 million and $6.0 million, respectively, and an Operating Margin of 29.8%.

As of March 31, 2016, Investment Management reported $8.5 billion of AUM, an increase of 4% from December 31, 2015.

Revenues

Investment Management Revenue

	Adjusted Pro Forma
	Three Months Ended			% Change vs.
	March 31, 2016	December 31, 2015	March 31, 2015	December 31, 2015	March 31, 2015
	(dollars in thousands)
Investment Advisory and Management Fees
Wealth Management	$8,779	$8,831	$8,445	(1%)	4%
Institutional Asset Management (1)	5,656	12,129	11,088	(53%)	(49%)
Private Equity	1,349	1,390	1,408	(3%)	(4%)

Total Investment Advisory and Management Fees	15,784	22,350	20,941	(29%)	(25%)

Realized and Unrealized Gains (Losses)
Institutional Asset Management	1,255	549	1,624	129%	(23%)
Private Equity	1,367	1,827	(489)	(25%)	NM

Total Realized and Unrealized Gains	2,622	2,376	1,135	10%	131%

Equity in Earnings of Affiliates (2)	1,559	1,276	1,144	22%	36%

Investment Management Revenues	$19,965	$26,002	$23,220	(23%)	(14%)

(1)	Management fees from Institutional Asset Management were $5.7 million, $12.1 million and $11.1 million for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively, on a U.S. GAAP basis, excluding the reduction of revenues for client-related expenses.
(2)	Equity in G5 | Evercore - Wealth Management, ABS and Atalanta Sosnoff (after its deconsolidation on December 31, 2015) on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Investment Advisory and Management Fees of $15.8 million for the quarter ended March 31, 2016 decreased 25% compared to the same period a year ago, driven primarily by lower fees in Institutional Asset Management related to our deconsolidation of Atalanta Sosnoff, partially offset by higher fees in Wealth Management.

On December 31, 2015, the Company restructured its investment in Atalanta Sosnoff such that, following the restructuring, its results are reflected on the equity method of accounting. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management Revenues would have increased 12% when compared to the first quarter of 2015.

Realized and Unrealized Gains of $2.6 million in the quarter increased relative to the prior year, with the change relative to the prior period driven principally by higher gains in Private Equity, partially offset by lower gains in Institutional Asset Management.

Equity in Earnings of Affiliates of $1.6 million in the quarter increased relative to the prior year principally as a result of the inclusion of Atalanta Sosnoff’s income in the first quarter of 2016, as well as higher income earned in the first quarter of 2016 by ABS and G5 | Evercore.

Expenses

Investment Management’s first quarter expenses were $14.2 million, down 29% compared to the first quarter of 2015. Assuming the restructuring of Atalanta Sosnoff had occurred on December 31, 2014, Investment Management expenses would have decreased 3% when compared to the first quarter of 2015.

Other U.S. GAAP Adjustments

Evercore’s Adjusted Pro Forma Net Income Attributable to Evercore Partners Inc. for the three months ended March 31, 2016 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company’s acquisitions, and certain other business acquisition-related charges and professional fees.

Acquisition-related compensation charges for 2016 include expenses associated with performance-based awards granted in conjunction with the Company’s acquisition of ISI. The amount of expense is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition-related charges for 2016 also include adjustments for contingent consideration related to certain acquisitions.

In addition, for Adjusted Pro Forma purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore’s Adjusted Pro Forma Diluted Shares Outstanding for the three months ended March 31, 2016 were higher than U.S. GAAP as a result of the inclusion of Evercore LP partnership units, as well as the assumed vesting of certain acquisition-related shares, LP Units/Interests and unvested restricted stock units granted to ISI employees.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2015 and the three months ended December 31, 2015, are included in Annex I, pages A-2 to A-12.

Non-controlling Interests

Non-controlling Interests in certain operating subsidiaries are owned by the principals and strategic investors in these businesses. Evercore’s equity ownership percentages in these operating businesses range from 61% to 62%. For the periods ended March 31, 2016, December 31, 2015 and March 31, 2015 the gain (loss) allocated to non-controlling interests was as follows:

	Net Gain (Loss) Allocated to Noncontrolling Interests
	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
	(dollars in thousands)
Segment
Investment Banking (1)	$(573)	$1,621	$(301)
Investment Management (1)	585	1,201	616

Total	$12	$2,822	$315

(1)	The difference between Adjusted Pro Forma and U.S. GAAP Noncontrolling Interests relates primarily to the allocation of income to noncontrolling interests held at Evercore LP and intangible amortization expense for certain acquisitions, which we exclude from the Adjusted Pro Forma results. See pages A-2 through A-3 for further information.

On January 29, 2016, we purchased at fair value the remaining 28% of Evercore Casa de Bolsa we did not already own for $6.5 million.

Income Taxes

For the three months ended March 31, 2016, Evercore’s Adjusted Pro Forma effective tax rate was 37.5%, compared to 37.3% for the three months ended March 31, 2015. Changes in the effective tax rate are principally driven by the level of earnings in businesses with minority owners and earnings generated outside of the U.S.

For the three months ended March 31, 2016, Evercore’s U.S. GAAP effective tax rate was approximately 55.9%, compared to 51.3% for the three months ended March 31, 2015. The effective tax rate for U.S. GAAP purposes for 2016 reflects significant adjustments relating to the tax treatment of compensation associated with Evercore LP Units/Interests, state, local and foreign taxes, and other adjustments.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents and marketable securities of $338.4 million at March 31, 2016. Current assets exceed current liabilities by $329.1 million at March 31, 2016. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $190.5 million at March 31, 2016.

Capital Transactions

On April 25, 2016, the Board of Directors of Evercore declared a quarterly dividend of $0.31 per share to be paid on June 10, 2016 to common stockholders of record on May 27, 2016.

During the three months ended March 31, 2016 the Company repurchased approximately 2.3 million shares at an average cost per share of $46.61.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 27, 2016, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 94978789. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 94978789. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Established in 1995, Evercore is a leading global independent investment banking advisory firm. Evercore advises a diverse set of investment banking clients on a wide range of transactions and issues and provides institutional investors with high quality equity research, sales and trading execution that is free of the conflicts created by proprietary activities. The firm also offers investment management services to high net worth and institutional investors. With 28 offices in North America, Europe, South America and Asia, Evercore has the scale and strength to serve clients globally through a focused and tailored approach designed to meet their unique needs. More information about Evercore can be found on the Company’s website at www.evercore.com.

Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore
+1.212.857.3100

Media Contact:	Dana Gorman
The Abernathy MacGregor Group, for Evercore
+1.212.371.5999

Basis of Alternative Financial Statement Presentation

Adjusted Pro Forma results are a non-GAAP measure. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect management’s view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to Adjusted Pro Forma results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Revenues
Investment Banking Revenue	$240,626	$217,638
Investment Management Revenue	18,429	22,081
Other Revenue	1,377	2,707

Total Revenues	260,432	242,426
Interest Expense (1)	2,719	4,443

Net Revenues	257,713	237,983

Expenses
Employee Compensation and Benefits	179,915	163,126
Occupancy and Equipment Rental	10,774	12,230
Professional Fees	10,702	9,433
Travel and Related Expenses	13,829	13,170
Communications and Information Services	10,003	8,562
Depreciation and Amortization	6,382	6,401
Special Charges	—	5,638
Acquisition and Transition Costs	—	484
Other Operating Expenses	9,983	7,941

Total Expenses	241,588	226,985

Income Before Income from Equity Method Investments and Income Taxes	16,125	10,998
Income from Equity Method Investments	1,287	1,107

Income Before Income Taxes	17,412	12,105
Provision for Income Taxes	9,734	6,212

Net Income	7,678	5,893
Net Income Attributable to Noncontrolling Interest	2,360	1,593

Net Income Attributable to Evercore Partners Inc.	$5,318	$4,300

Net Income Attributable to Evercore Partners Inc. Common Shareholders	$5,318	$4,300

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,620	36,725
Diluted	44,920	42,788

Net Income Per Share Attributable to Evercore Partners Inc. Common Shareholders:
Basic	$0.13	$0.12
Diluted	$0.12	$0.10

(1)	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Pro Forma Results

Throughout the discussion of Evercore’s business segments, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflect the conversion of vested and unvested Evercore LP Units, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon and ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and facilitate an understanding of Evercore’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted Pro Forma amounts are allocated to the Company’s two business segments: Investment Banking and Investment Management. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests. The amount of expense for the Class G and H LP Interests is based on the determination that it is probable that Evercore ISI will achieve certain earnings and margin targets in 2016 and in future periods. The Adjusted Pro Forma results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense associated with these units, and related awards, is excluded from Adjusted Pro Forma results, and the noncontrolling interest related to these units is converted to controlling interest. The Company’s Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted Pro Forma results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.	Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from Adjusted Pro Forma results because the Company’s Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.	Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.	Compensation Charges. Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions.

c.	Acquisition and Transition Costs. Primarily professional fees incurred and costs related to transitioning ISI’s infrastructure, including certain regulatory settlements, in 2015.

d.	Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from Adjusted Pro Forma results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted Pro Forma presentation. The Company’s Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.	Special Charges. Expenses during the first quarter of 2015 include separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, as well as the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during the fourth quarter of 2015 include a charge related to the finalization of the impairment of goodwill in the Institutional Asset Management reporting unit and charges related to the restructuring of our investment in Atalanta Sosnoff, primarily related to the conversion of certain of Atalanta Sosnoff’s profits interests held by management to equity interests.

5.	Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.

6.	Presentation of Interest Expense. The Adjusted Pro Forma results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company’s Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Pro Forma Investment Banking and Investment Management Operating Income is presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.

7.	Presentation of Income from Equity Method Investments. The Adjusted Pro Forma results present Income from Equity Method Investments within Revenue as the Company’s Management believes it is a more meaningful presentation.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

(dollars in thousands)

(UNAUDITED)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net Revenues - U.S. GAAP	$257,713	$408,243	$237,983
Client Related Expenses (1)	(3,945)	(7,984)	(3,634)
Income from Equity Method Investments (2)	1,287	2,016	1,107
Interest Expense on Debt (3)	2,148	1,854	2,597
Other Purchase Accounting-related Amortization (7a)	—	—	106

Net Revenues - Adjusted Pro Forma	$257,203	$404,129	$238,159

Compensation Expense - U.S. GAAP	$179,915	$254,530	$163,126
Amortization of LP Units / Interests and Certain Other Awards (4)	(31,759)	(17,550)	(25,950)
Other Acquisition Related Compensation Charges (5)	—	—	(585)

Compensation Expense - Adjusted Pro Forma	$148,156	$236,980	$136,591

Operating Income - U.S. GAAP	$16,125	$74,663	$10,998
Income from Equity Method Investments (2)	1,287	2,016	1,107

Pre-Tax Income - U.S. GAAP	17,412	76,679	12,105
Amortization of LP Units / Interests and Certain Other Awards (4)	31,759	17,550	25,950
Other Acquisition Related Compensation Charges (5)	—	—	585
Special Charges (6)	—	7,645	5,638
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	3,245	3,245	3,114
Acquisition and Transition Costs (7b)	—	2,951	484
Fair Value of Contingent Consideration (7c)	106	(93)	—

Pre-Tax Income - Adjusted Pro Forma	52,522	107,977	47,876
Interest Expense on Debt (3)	2,148	1,854	2,597

Operating Income - Adjusted Pro Forma	$54,670	$109,831	$50,473

Provision for Income Taxes - U.S. GAAP	$9,734	$46,703	$6,212
Income Taxes (8)	9,961	(6,265)	11,624

Provision for Income Taxes - Adjusted Pro Forma	$19,695	$40,438	$17,836

Net Income Attributable to Evercore Partners Inc. - U.S. GAAP	$5,318	$20,602	$4,300
Amortization of LP Units / Interests and Certain Other Awards (4)	31,759	17,550	25,950
Other Acquisition Related Compensation Charges (5)	—	—	585
Special Charges (6)	—	7,645	5,638
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	3,245	3,245	3,114
Acquisition and Transition Costs (7b)	—	2,951	484
Fair Value of Contingent Consideration (7c)	106	(93)	—
Income Taxes (8)	(9,961)	6,265	(11,624)
Noncontrolling Interest (9)	2,348	6,552	1,278

Net Income Attributable to Evercore Partners Inc. - Adjusted Pro Forma	$32,815	$64,717	$29,725

Diluted Shares Outstanding - U.S. GAAP	44,920	45,480	42,788
LP Units (10a)	7,106	7,501	10,440
Unvested Restricted Stock Units - Event Based (10a)	12	12	12
Acquisition Related Share Issuance (10b)	—	—	119

Diluted Shares Outstanding - Adjusted Pro Forma	52,038	52,993	53,359

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$0.12	$0.45	$0.10
Diluted Earnings Per Share - Adjusted Pro Forma	$0.63	$1.22	$0.56

Compensation Ratio - U.S. GAAP	69.8%	62.3%	68.5%
Compensation Ratio - Adjusted Pro Forma	57.6%	58.6%	57.4%

Operating Margin - U.S. GAAP	6.3%	18.3%	4.6%
Operating Margin - Adjusted Pro Forma	21.3%	27.2%	21.2%

Effective Tax Rate - U.S. GAAP	55.9%	60.9%	51.3%
Effective Tax Rate - Adjusted Pro Forma	37.5%	37.5%	37.3%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA RECONCILIATION TO ADJUSTED PRO FORMA - ATALANTA SOSNOFF ADJUSTED

(dollars in thousands)

(UNAUDITED)

	Three Months Ended		% Change vs.
	March 31, 2016	March 31, 2015	March 31, 2015
Net Revenues - Adjusted Pro Forma (a)	$257,203	$238,159	8%
Atalanta Sosnoff Deconsolidation (11)	—	(5,405)	NM

Net Revenues - Adjusted Pro Forma - Atalanta Sosnoff Adjusted	$257,203	$232,754	11%

Investment Management Revenues - Adjusted Pro Forma (a)	$19,965	$23,220	(14%)
Atalanta Sosnoff Deconsolidation (11)	—	(5,404)	NM

Investment Management Revenues - Adjusted Pro Forma - Atalanta Sosnoff Adjusted	$19,965	$17,816	12%

Investment Management Expenses - Adjusted Pro Forma (a)	$14,191	$19,951	(29%)
Atalanta Sosnoff Deconsolidation (11)	—	(5,282)	NM

Investment Management Expenses - Adjusted Pro Forma - Atalanta Sosnoff Adjusted	$14,191	$14,669	(3%)

(a)	See page A-4 for reconciliations of U.S. GAAP to Adjusted Pro Forma results.

EVERCORE PARTNERS INC.

U.S. GAAP RECONCILIATION TO ADJUSTED PRO FORMA

TRAILING TWELVE MONTHS

(dollars in thousands)

(UNAUDITED)

	Consolidated
	Twelve Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net Revenues - U.S. GAAP	$1,243,003	$1,223,273	$1,004,728
Client Related Expenses (1)	(22,936)	(22,625)	(18,854)
Income from Equity Method Investments (2)	6,230	6,050	6,046
Interest Expense on Debt (3)	9,168	9,617	8,890
Other Purchase Accounting-related Amortization (7a)	—	106	317

Net Revenues - Adjusted Pro Forma	$1,235,465	$1,216,421	$1,001,127

Compensation Expense - U.S. GAAP	$804,964	$788,175	$621,250
Amortization of LP Units / Interests and Certain Other Awards (4)	(89,482)	(83,673)	(29,349)
Other Acquisition Related Compensation Charges (5)	(952)	(1,537)	(5,310)

Compensation Expense - Adjusted Pro Forma	$714,530	$702,965	$586,591

Compensation Ratio - U.S. GAAP (a)	64.8%	64.4%	61.8%
Compensation Ratio - Adjusted Pro Forma (a)	57.8%	57.8%	58.6%

	Investment Banking
	Twelve Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net Revenues - U.S. GAAP	$1,154,048	$1,130,915	$908,366
Client Related Expenses (1)	(22,844)	(22,551)	(18,804)
Income from Equity Method Investments (2)	743	978	768
Interest Expense on Debt (3)	5,875	6,041	5,099
Other Purchase Accounting-related Amortization (7a)	—	106	317

Net Revenues - Adjusted Pro Forma	$1,137,822	$1,115,489	$895,746

Compensation Expense - U.S. GAAP	$755,156	$734,078	$562,532
Amortization of LP Units / Interests and Certain Other Awards (4)	(89,482)	(83,673)	(29,349)
Other Acquisition Related Compensation Charges (5)	(952)	(1,537)	(5,310)

Compensation Expense - Adjusted Pro Forma	$664,722	$648,868	$527,873

Compensation Ratio - U.S. GAAP (a)	65.4%	64.9%	61.9%
Compensation Ratio - Adjusted Pro Forma (a)	58.4%	58.2%	58.9%

(a)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$240,626	$(4,194	)(1)(2)	$236,432
Other Revenue, net	(913)	1,478	(3)	565

Net Revenues	239,713	(2,716)		236,997

Expenses:
Employee Compensation and Benefits	169,718	(31,759	)(4)	137,959
Non-compensation Costs	57,574	(7,191	)(7)	50,383

Total Expenses	227,292	(38,950)		188,342

Operating Income (a)	$12,421	$36,234		$48,655

Compensation Ratio (b)	70.8%			58.2%
Operating Margin (b)	5.2%			20.5%

	Investment Management Segment
	Three Months Ended March 31, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$18,429	$1,536	(1)(2)	$19,965
Other Revenue, net	(429)	670	(3)	241

Net Revenues	18,000	2,206		20,206

Expenses:
Employee Compensation and Benefits	10,197	—		10,197
Non-compensation Costs	4,099	(105	)(7)	3,994

Total Expenses	14,296	(105)		14,191

Operating Income (a)	$3,704	$2,311		$6,015

Compensation Ratio (b)	56.7%			50.5%
Operating Margin (b)	20.6%			29.8%

(a)	Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended December 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$384,111	$(7,239	)(1)(2)	$376,872
Other Revenue, net	(71)	1,152	(3)	1,081

Net Revenues	384,040	(6,087)		377,953

Expenses:
Employee Compensation and Benefits	241,389	(17,550	)(4)	223,839
Non-compensation Costs	65,283	(14,000	)(7)	51,283

Total Expenses	306,672	(31,550)		275,122

Operating Income (a)	$77,368	$25,463		$102,831

Compensation Ratio (b)	62.9%			59.2%
Operating Margin (b)	20.1%			27.2%

	Investment Management Segment
	Three Months Ended December 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$24,731	$1,271	(1)(2)	$26,002
Other Revenue, net	(528)	702	(3)	174

Net Revenues	24,203	1,973		26,176

Expenses:
Employee Compensation and Benefits	13,141	—		13,141
Non-compensation Costs	6,122	(87	)(7)	6,035
Special Charges	7,645	(7,645	)(6)	—

Total Expenses	26,908	(7,732)		19,176

Operating Income (Loss) (a)	$(2,705)	$9,705		$7,000

Compensation Ratio (b)	54.3%			50.2%
Operating Margin (b)	(11.2%)			26.7%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

EVERCORE PARTNERS INC.

U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED PRO FORMA

FOR THE THREE MONTHS ENDED MARCH 31, 2015

(dollars in thousands)

(UNAUDITED)

	Investment Banking Segment
	Three Months Ended March 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Banking Revenue	$217,638	$(3,666	)(1)(2)	$213,972
Other Revenue, net	(1,058)	1,750	(3)(7a)	692

Net Revenues	216,580	(1,916)		214,664

Expenses:
Employee Compensation and Benefits	148,640	(26,535	)(4)(5)	122,105
Non-compensation Costs	52,669	(7,039	)(7)	45,630
Special Charges	2,290	(2,290	)(6)	—

Total Expenses	203,599	(35,864)		167,735

Operating Income (a)	$12,981	$33,948		$46,929

Compensation Ratio (b)	68.6%			56.9%
Operating Margin (b)	6.0%			21.9%

	Investment Management Segment
	Three Months Ended March 31, 2015
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Pro Forma Basis
Net Revenues:
Investment Management Revenue	$22,081	$1,139	(1)(2)	$23,220
Other Revenue, net	(678)	953	(3)	275

Net Revenues	21,403	2,092		23,495

Expenses:
Employee Compensation and Benefits	14,486	—		14,486
Non-compensation Costs	5,552	(87	)(7)	5,465
Special Charges	3,348	(3,348	)(6)	—

Total Expenses	23,386	(3,435)		19,951

Operating Income (Loss) (a)	$(1,983)	$5,527		$3,544

Compensation Ratio (b)	67.7%			61.7%
Operating Margin (b)	(9.3%)			15.1%

(a)	Operating Income (Loss) for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b)	Reconciliations of the key metrics from U.S. GAAP to Adjusted Pro Forma are a derivative of the reconciliations of their components above.

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Financial Data

For further information on these Adjusted Pro Forma adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted Pro Forma presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted Pro Forma presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Pro Forma Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP Basis.

(4)	Expenses incurred from the assumed vesting of Class E LP Units and Class G and H LP Interests issued in conjunction with the acquisition of ISI are excluded from the Adjusted Pro Forma presentation.

(5)	Expenses for deferred consideration issued to the sellers of certain of the Company’s acquisitions are excluded from the Adjusted Pro Forma presentation.

(6)	Expenses during the first quarter of 2015 primarily related to charges of $2.2 million related to separation benefits and costs associated with the termination of certain contracts within the Company’s Evercore ISI business, as well as $3.3 million related to the finalization of a matter associated with the wind-down of the Company’s U.S. Private Equity business. Expenses during the fourth quarter of 2015 include a $0.5 million charge related to the finalization of the impairment of goodwill in the Institutional Asset Management reporting unit and charges of $7.1 million related to the restructuring of our investment in Atalanta Sosnoff, primarily related to the conversion of certain of Atalanta Sosnoff’s profits interests held by management to equity interests.

(7)	Non-compensation Costs on an Adjusted Pro Forma basis reflect the following adjustments:

	Three Months Ended March 31, 2016
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$10,774	$—		$10,774	$10,009	$765
Professional Fees	10,702	(1,382	)(1)	9,320	7,877	1,443
Travel and Related Expenses	13,829	(2,384	)(1)	11,445	11,157	288
Communications and Information Services	10,003	(17	)(1)	9,986	9,396	590
Depreciation and Amortization	6,382	(3,245	)(7a)	3,137	2,834	303
Other Operating Expenses	9,983	(268	)(1)(7c)	9,715	9,110	605

Total Non-compensation Costs	$61,673	$(7,296)		$54,377	$50,383	$3,994

	Three Months Ended December 31, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$12,072	$—		$12,072	$10,427	$1,645
Professional Fees	14,810	(3,523	)(1)	11,287	9,576	1,711
Travel and Related Expenses	16,251	(4,211	)(1)	12,040	11,459	581
Communications and Information Services	8,777	(25	)(1)	8,752	8,171	581
Depreciation and Amortization	6,815	(3,245	)(7a)	3,570	2,786	784
Acquisition and Transition Costs	2,951	(2,951	)(7b)	—	—	—
Other Operating Expenses	9,729	(132	)(1)(7c)	9,597	8,864	733

Total Non-compensation Costs	$71,405	$(14,087)		$57,318	$51,283	$6,035

	Three Months Ended March 31, 2015
	U.S. GAAP	Adjustments		Total Segments	Investment Banking	Investment Management
Occupancy and Equipment Rental	$12,230	$—		$12,230	$11,022	$1,208
Professional Fees	9,433	(699	)(1)	8,734	7,158	1,576
Travel and Related Expenses	13,170	(2,840	)(1)	10,330	9,809	521
Communications and Information Services	8,562	(10	)(1)	8,552	8,048	504
Depreciation and Amortization	6,401	(3,008	)(7a)	3,393	2,441	952
Acquisition and Transition Costs	484	(484	)(7b)	—	—	—
Other Operating Expenses	7,941	(85	)(1)	7,856	7,152	704

Total Non-compensation Costs	$58,221	$(7,126)		$51,095	$45,630	$5,465

(7a)	The exclusion from the Adjusted Pro Forma presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.
(7b)	Primarily professional fees incurred and costs related to transitioning ISI’s infrastructure, including certain regulatory settlements, in 2015.
(7c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company’s acquisitions is excluded from Adjusted Pro Forma results.
(8)	Evercore is organized as a series of Limited Liability Companies, Partnerships, a C-Corporation and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, adjustments have been made to Evercore’s effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates, that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis and that, historically, adjustments for deferred tax assets related to the ultimate tax deductions for equity-based compensation awards are made directly to stockholders’ equity. In addition, the Adjusted Pro Forma presentation reflects the netting of changes in the Company’s Tax Receivable Agreement against Income Tax Expense.
(9)	Reflects adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted Pro Forma presentation.
(10a)	Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(10b)	Assumes the vesting of all Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to Lexicon employees in the Adjusted Pro Forma presentation. In the computation of outstanding common stock equivalents for U.S. GAAP, these Shares and Restricted Stock Units are reflected using the Treasury Stock Method.
(11)	This adjustment assumes the restructuring of Atalanta Sosnoff had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the revenue and expenses that were previously consolidated from Atalanta Sosnoff and the addition of income from Atalanta Sosnoff if its results had been reflected on the equity method of accounting. Management believes this adjustment is useful to investors to compare Evercore’s results across periods.